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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2001

Commission File Number 000-1095478

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0155633
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
CLARENDON HOUSE, 2 CHURCH STREET P.O. BOX HM 1022
HAMILTON HM DX, BERMUDA	NOT APPLICABLE
(Address of principal executive offices)	(Zip code)

(441) 295-5950
(Registrant's telephone number including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

(a)
PURCHASE PRICE AND CONSIDERATION

    On June 7, 2001, interWAVE Communications International, Ltd., a Bermuda corporation ("Registrant", "interWAVE" or the "Company"), completed its acquisition of Wireless, Inc. ("Wireless"). Under the terms of the agreement, the Company issued 5 million shares in exchange for all of Wireless' outstanding capital stock and warrants. Additionally, the Company may issue up to 2 million shares subject to Wireless' achievement of minimum thresholds of gross profit in calendar year 2001. The transaction will be accounted for using purchase accounting. Of the $15.2 million purchase price, $13.2 million was assigned to purchased technology and other intangibles and will be amortized on a straight-line basis over a period of 3 to 7 years, $200,000 was assigned to in-process research and development and expensed upon the consummation of the acquisition, and $4.6 million was allocated to net tangible liabilities. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill in the amount of $6.4 million and will be amortized on a straight-line basis over 4 years.

(b)
ASSETS OF THE BUSINESS PURCHASED AND INTENDED USE OF THE ASSETS

    Wireless was incorporated in May 1997 in California, and was a provider of high-speed, or broadband, wireless access systems that enable international and domestic Internet and communications service providers, telephone operating companies and private network operators to deliver voice and high-speed data services to their customers. In August 1998, Wireless purchased Multipoint Networks, Inc., a California corporation engaged in the manufacturing of point-to-multi-point data products. Wireless reincorporated in Delaware in July 2000 and was headquartered in Santa Clara, California.

    Wireless employs sales people and engineers who are experienced in the sales, network planning, systems integration, testing, installation, commissioning and support of interWAVE's products. Wireless' assets include primarily inventory and accounts receivable. Wireless has a globally diversified customer base consisting of Internet and communication service providers, telephone operating companies and private network operators including Telefonia Celular del Norte, Wireless Inc. de Mexico and Celular de Telefonia.

    interWAVE intends to use the assets of the business purchased, and the office of Wireless, in interWAVE's business. interWAVE intends to continue the business of Wireless in wireless corporate networks.

(c)
SOURCE OF THE FUNDS USED IN THE ACQUISITION

    The funds used to acquire Wireless were from interWAVE's cash accounts and through common stock issuance.

(d)
ACCOUNTING

    The transaction will be accounted for using purchase accounting.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
FINANCIAL STATEMENTS

    As a result of the significance of the acquisition of Wireless, registrant expects to file, within the time required, stand-alone financial statements for Wireless for the fiscal years ended December 31, 2000 and 1999, and interim periods ended March 31, 2001 and 2000, respectively.

(b)
PRO FORMA FINANCIAL INFORMATION

    As a result of the significance of the acquisition of Wireless, registrant expects to file, within the time required, pro forma financial statements for interWAVE for the fiscal years ended June 30, 2000 and 1999, and interim periods ended March 31, 2001 and 2000, respectively.

(c)
EXHIBITS

99.1	Press Release dated June 8, 2001
99.2	Agreement and Plan of Merger

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 22, 2001	interWAVE Communications International, Ltd.
	By:	/s/ Thomas W. Hubbs Thomas W. Hubbs Executive Vice President and Chief Financial Officer

interWAVE Communications International, Ltd.

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated June 8, 2001
99.2	Agreement and Plan of Merger

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Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS